Exhibit 99.1

Charlotte’s Web Appoints Jonathan P. Atwood to its Board of Directors

DENVER March 14, 2023 – (TSX:CWEB, OTCQX:CWBHF) Charlotte’s Web Holdings, Inc. (“Charlotte’s Web” or the “Company”), the market leader in cannabidiol (“CBD”) hemp extract wellness products is pleased to announce the appointment of Mr. Jonathan P. Atwood to the Company’s board of directors (the “Board”). Mr. Atwood brings extensive senior executive experience within the Consumer Packaged Goods (“CPG”) industry with roles at British American Tobacco (“BAT”), Reynolds American, Unilever and Kraft Foods. He is currently the Group Head of Business Communications for BAT and is responsible for BAT’s external, internal, and corporate brand communications with a focus on amplifying BAT’s corporate purpose of A Better Tomorrow™. Mr. Atwood was designated as a Board nominee by BAT, in connection with their November purchase of convertible debenture in Charlotte’s Web, Inc.

Mr. Atwood held senior management positions at Unilever, most recently leading global supply chain communications. Prior to that, he led sustainability and corporate communications for Unilever North America. Mr. Atwood is an inspired sustainability advocate and has worked closely with B Corps companies.

Charlotte’s Web is the only publicly traded CBD B-Corp certified company.

“We welcome Jonathan as a valuable addition to the Board where he can support our international and sustainability ambitions. We look forward to working closely together on our mutually shared interests.” said John Held, Chairman of the Board of Charlotte’s Web.

Mr. Atwood’s appointment brings the total number of directors on the Charlotte’s Web Board to six.

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About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Founded by the seven Stanley Brothers, Charlotte’s Web ignited the CBD industry when the brothers came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring safe, botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its substantially vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to retailers and health care practitioners throughout the U.S.A, and online through the Company's website at www.charlottesweb.com.

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Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

Cory Pala | Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

Media Contact:

Media@CharlottesWeb.com

Charlotte’s Web Holdings, Inc.

THE WORLD’S MOST TRUSTED HEMP EXTRACT™